Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of May 1, 2020 by and among each of the undersigned Subsidiaries of Cimpress plc, a public company with limited liability incorporated in Ireland (a member state of the European Union) (the “Company”) listed on the signature pages hereto (the “Initial Grantors,” and together with any additional Subsidiaries of the Company, whether now existing or hereafter formed or acquired which become parties to this Security Agreement from time to time, in accordance with the terms of the Indenture (as defined below), by executing a Supplement hereto in substantially the form of Annex I, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined below).
PRELIMINARY STATEMENT
WHEREAS, the Company, the Guarantors party thereto, U.S. Bank National Association, as trustee, and the Collateral Agent are entering into a Senior Secured Notes Indenture dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) pursuant to which the Company is issuing its 12.0% Senior Secured Notes due 2025; and
WHEREAS, the Grantors have agreed to secure their obligations in respect of the Indenture and the notes issued thereunder pursuant to the terms of this Security Agreement;
ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1.    Terms Defined in the Indenture. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.
1.2.    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
1.3.    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
“Accounts” shall have the meaning set forth in Article 9 of the UCC.
“Administrative Agent” JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Senior Credit Facilities.
“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

US-DOCS\88412487.6

“Cash Pool Account” means certain accounts subject to cash pooling arrangements with JPMorgan Chase Bank, N.A. or affiliates thereof or other financial institutions from time to time, including the following accounts:

Grantor	Currency	Account No.	Bank
Build A Sign LLC	USD		JPMorgan Bank N.A.
Cimpress USA Incorporated	USD		JPMorgan Bank N.A.
Cimpress USA Manufacturing Incorporated	USD		JPMorgan Bank N.A.
National Pen Co. LLC	USD		JPMorgan Bank N.A.
Webs, Inc.	USD		JPMorgan Bank N.A.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter of Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided that, notwithstanding the foregoing, Collateral shall expressly exclude the Excluded Assets.
“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of any Grantor, including each commercial tort claim specifically described in Exhibit “F”.
“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
“Default” means an event described in Section 5.1 hereof.
“Deposit Account Control Agreement” means an agreement, in form and substance substantially identical to the form provided to the Administrative Agent and otherwise reasonably satisfactory to the Collateral Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Collateral Agent with respect to collection and Control of all deposits and balances held in a deposit account maintained by such Grantor with such banking institution.
“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Designated Cash Pool Account” means the bank account(s) listed in the definition of “Cash Pool Account” above and any other Cash Pool Account designated in writing by Cimpress USA Incorporated (“Cimpress USA”) and the Administrative Agent from time to time.

“Documents” shall have the meaning set forth in Article 9 of the UCC.
“Equipment” shall have the meaning set forth in Article 9 of the UCC.
“Excluded Assets” means, collectively: (a) assets subject to a Lien securing Capital Lease Obligations or purchase money debt obligations, in each case permitted under the Indenture, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that such asset (i) will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and (ii) will cease to be an Excluded Asset and will become subject to the Lien granted under this Security Agreement, immediately and automatically, at such time as such consequences will no longer result, (b) any lease, license, permit, contract, property right or agreement to which the Company or any Guarantor is a party or any of its rights or interests thereunder or property rights are subject if and only for so long as the grant of a Lien under this Security Agreement is prohibited by any law, rule or regulation or order of any governmental authority or will constitute or result in a breach, termination or default, or requires any consent not obtained, under any such lease, license, permit, contract, property right or agreement, or the grant of a security interest or lien on such right or interest would result in the abandonment, invalidation or unenforceability of such right or interest (other than to the extent that any such applicable law, rule, regulation or term would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that such lease, license, permit, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under this Security Agreement, immediately and automatically, at such time as such consequences will no longer result and (c) any Designated Cash Pool Account; provided that any such account will be an Excluded Asset only to the extent and for so long as it is designated as a Cash Pool Account and will cease to be an Excluded Asset and will become subject to the Lien granted under this Security Agreement, immediately and automatically, at such time as Cimpress USA and the Agent agree in writing that such account is no longer a Cash Pool Account.
“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
“Farm Products” shall have the meaning set forth in Article 9 of the UCC.
“Fixtures” shall have the meaning set forth in Article 9 of the UCC.
“Foreign Grantors” means, collectively, (a) Vistaprint B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands, with its statutory seat in Venlo, the Netherlands and registered with the Dutch trade register under number 12051083, (b) Vistaprint Limited, a Bermuda company, and (c) Cimpress Schweiz GmbH, a private company with limited liability (Gesellschaft mit beschrankter Haftung) incorporated under the laws of Zurich, Switzerland.
“General Intangibles” shall have the meaning set forth in Article 9 of the UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, Industrial Designs, other industrial or Intellectual

Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, negotiable Collateral, and oil, gas, or other minerals before extraction.
“Goods” shall have the meaning set forth in Article 9 of the UCC.
“Indenture” has the meaning assigned to such term in the recitals of this Agreement.
“Industrial Designs” means (i) registered industrial designs and industrial design applications, and also includes registered industrial designs and industrial design applications listed in Exhibit “B”, (ii) all renewals, divisions and any industrial design registrations issuing thereon and any and all foreign applications corresponding thereto, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.
“Instruments” shall have the meaning set forth in Article 9 of the UCC.
“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.
“Inventory” shall have the meaning set forth in Article 9 of the UCC.
“Investment Property” shall have the meaning set forth in Article 9 of the UCC.
“Letter of Credit Rights” shall have the meaning set forth in Article 9 of the UCC.
“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.
“Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations or condition (financial or otherwise) of the Company and any Subsidiary of the Company taken as a whole, or (ii) the ability of the Company or any Guarantor to perform any of its Obligations under the Indenture, the Notes or the Note Guarantees when due.
“Other Collateral” means any personal property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, Farm Products, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all personal property of the Grantors, subject to the limitations contained in Article II of this Security Agreement.
“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.
“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement.
“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Collateral Agent or to any Secured Party as security for any Secured Obligations, and all rights to receive interest on said deposits.
“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
“Secured Obligations” means the Obligations in respect of the Notes and the Indenture.
“Secured Parties” means the collective reference to the Trustee, the Collateral Agent and the Holders.
“Security” shall have the meaning set forth in Article 8 of the UCC.
“Securities Account” has the meaning set forth in Article 8 of the UCC.
“Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Interest constituting Collateral, any right to receive a Capital Interest and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.
“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.
“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) any obligation (including any guarantee) that is contingent in nature at such time; or (ii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“Voting Power” means with respect to any share of Voting Stock, the number of votes that the holder of such share may cast in an election of members of the Board of Directors (or analogous governing body) of the issuer of such share.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
Any provisions of this Security Agreement applicable to the assets or property of any Foreign Grantor are solely with respect to assets and property located or registered in the United States.
ARTICLE II
GRANT OF SECURITY INTEREST
Each of the Grantors hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations; provided that, notwithstanding anything to the contrary contained in this Article II, the amount of Capital Interests in any Person that is a Subsidiary of a Grantor and that is organized under the laws of a jurisdiction outside of the United States of America pledged or required to be pledged to the Collateral Agent hereunder or under any other Collateral Document shall be automatically limited to the Voting Stock of such Subsidiary representing not more than 65% of the total Voting Power of all outstanding Voting Stock of such Subsidiary to the extent so limited under the Senior Credit Facilities (and the term “Collateral” shall not include any other Capital Interests of such Subsidiary). For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the Grantors.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each of the Initial Grantors represents and warrants to the Collateral Agent and the Secured Parties (it being agreed and understood that (a) the representations and warranties set forth in Section 3.12 of this Security Agreement shall, with respect to each Foreign Grantor, only apply to Intellectual Property owned by such Foreign Grantor and (b) in the event of any inconsistency between the representations and warranties set forth in this Security Agreement and the representations and warranties set forth in any other Collateral Document signed by a Foreign Grantor, the representations and warranties set forth in such other Collateral Document shall govern), and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that:

3.1.    Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6 hereof, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement have been duly authorized by proper corporate, limited liability company, limited partnership or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed in Exhibit “E”, the Collateral Agent will have a fully perfected second priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Liens permitted under Section 4.1.6 hereof.
3.2.    Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance by such Grantor with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, or (ii) such Grantor’s charter, articles or certificate of incorporation, partnership agreement or by-laws (or similar constitutive documents), or (iii) the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Collateral Agent on behalf of the Secured Parties).
3.3.    Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit “A”; such Grantor has no other places of business except those set forth in Exhibit “A”.
3.4.    Property Locations. The Inventory, Equipment (other than mobile Equipment such as laptop computers and PDAs that is in the possession of a Grantor’s employees or agents) and Fixtures of each Grantor are located solely at the locations of such Grantor described in Exhibit “A”. All of said locations are owned by such Grantor except for locations (i) which are leased by such Grantor as lessee and designated in Part B of Exhibit “A” and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment by such Grantor as designated in Part C of Exhibit “A”, with respect to which Inventory such Grantor has delivered bailment agreements, warehouse receipts, financing statements or other documents substantially consistent with those delivered in respect of the Senior Credit Facilities.
3.5.    No Other Names; Etc.. Within the five-year period ending as of the date such Person becomes a Grantor hereunder, such Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit “A”. The name in which such Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the date such Person becomes a Grantor hereunder.
3.6.    No Default. No Default or Event of Default exists.

3.7.    Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by such Grantor are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and reports with respect thereto furnished to the Collateral Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.
3.8.    Filing Requirements. None of the Equipment owned by such Grantor is covered by any certificate of title, except for motor vehicles. None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (i) motor vehicles and (ii) Patents, Trademarks and Copyrights held by such Grantor and described in Part C of Exhibit “B”. The legal description, county and street address of the property on which any Fixtures owned by such Grantor are located is set forth in Exhibit “C” together with the name and address of the record owner of each such property.
3.9.    No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except financing statements (i) naming the Collateral Agent on behalf of the Secured Parties as the secured party and (ii) in respect of Liens permitted by Section 4.10 of the Indenture; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Collateral Documents to any Liens otherwise permitted under Section 4.10 of the Indenture.
3.10.    Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. Such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number are, listed in Exhibit “G”.
3.11.    Pledged Securities and Other Investment Property. Exhibit “D” sets forth a complete and accurate list of the Instruments, Securities and other Investment Property constituting Collateral and delivered to the Collateral Agent (or, subject to the Intercreditor Agreements, to the Administrative Agent or such other Person to whom delivery is required thereunder). Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed in Exhibit “D” as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder or as permitted by Section 4.10 of the Indenture. Each Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting a Capital Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other Capital Interests) of the respective issuers thereof indicated in Exhibit “D” hereto, (ii) with respect to any certificates delivered to the Collateral Agent (or, subject to the Intercreditor Agreements, to the Administrative Agent or such other Person to whom delivery is required thereunder) representing a Capital Interest, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible and (iii) to the extent requested by the Administrative Agent, all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary, the Administrative Agent and the Collateral Agent pursuant to which the Collateral Agent has Control.

3.12.    Intellectual Property.
3.12.1     Exhibit “B” contains a complete and accurate listing as of the date hereof of all registered Intellectual Property of each of the Grantors, including, but not limited to the following: (i) state, U.S. and foreign trademark registrations and applications for trademark registration, (ii) U.S. and foreign patents and patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (iii) U.S. and foreign copyright registrations and applications for registration, (iv) foreign industrial design registrations and industrial design applications, (v) material domain names used in the Grantors’ business and not registered on behalf of third-parties, (vi) material proprietary computer software, (vii) all forms of Intellectual Property described in clauses (i)-(iii) above that are owned by a third party and licensed to the Grantors or otherwise used by the Grantors under contract, and (viii) the names of any Person who has been granted rights in respect thereof outside of the ordinary course of business. Except for any U.S. registrations, applications for registration or applications for issuance by the Foreign Grantors, all of the U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are valid and subsisting, in good standing and are recorded or in the process of being recorded in the name of the applicable Grantor.
3.12.2     Such Intellectual Property is valid, subsisting, unexpired (where registered) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, except as could not be reasonably expected to result in a Material Adverse Effect.
3.12.3     No Person other than the respective Grantor and its Affiliates has any right or interest of any kind or nature in or to the Intellectual Property, including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Intellectual Property or any portion thereof outside of the ordinary course of the respective Grantor’s business. Each Grantor has good, marketable and exclusive title to, and the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, its Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect.
3.12.4     Each Grantor has taken or caused to be taken steps so that none of its Intellectual Property, the value of which to the Grantors are contingent upon maintenance of the confidentiality thereof, have been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of the Grantors who are parties to customary confidentiality and nondisclosure agreements with the Grantors except as could not be reasonably expected to result in a Material Adverse Effect.
3.12.5     To each Grantor’s knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of the Grantors to the Intellectual Property or has breached or is breaching any duty or obligation owed to the Grantors in respect of the Intellectual Property except where those breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.
3.12.6     No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which any Grantor is bound that adversely affects its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

3.12.7     No Grantor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Grantor’s knowledge at the date hereof there are no facts upon which such a challenge could be made.
3.12.8     Each Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Grantor’s business except as could not be reasonably expected to result in a Material Adverse Effect.
3.12.9     Each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the trademarks owned or licensed by such Grantor use such adequate standards of quality, except where the failure to use adequate standards of quality could not reasonably be expected to result in a Material Adverse Effect.
3.12.10     The consummation of the transactions contemplated by the Indenture and the Collateral Documents will not result in the termination or material impairment of any of the Intellectual Property.
3.13.    Deposit Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts are listed on Exhibit “H”.
ARTICLE IV
COVENANTS
From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:
4.1.    General.
4.1.1     Inspection. Each Grantor will permit the Collateral Agent or any Secured Party, by its representatives and agents (all to be coordinated through the Collateral Agent) (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor with, and to be advised as to the same by, such Grantor’s officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals and upon reasonable prior notice as the Collateral Agent or such Secured Party may reasonably determine, and all at such Grantor’s expense.
4.1.2     Taxes. Such Grantor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral owned by such Grantor, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP and with respect to which no Lien exists, and (ii) those which by reason of the amount involved or the remedies available to the taxing authority could not reasonably be expected to have a Material Adverse Effect.
4.1.3     Records and Reports; Notification of Default. Each Grantor shall keep and maintain complete, accurate and proper books and records with respect to the Collateral owned by such Grantor, and furnish to the Collateral Agent, with sufficient copies for each of the Secured Parties, such reports relating to the Collateral as the Collateral Agent shall from time to time reasonably request. Each Grantor will give prompt notice in writing to the Collateral Agent of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.
4.1.4     Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time be provided under the Senior Credit Facilities in order to maintain a second priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 4.10 of the Indenture, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Collateral Documents to any Liens otherwise permitted under Section 4.10 of the Indenture. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in the same manner as for the Senior Credit Facilities. Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Collateral Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.
4.1.5     Disposition of Collateral. No Grantor will sell, lease or otherwise dispose of the Collateral owned by such Grantor except (i) prior to the occurrence of a Default or Event of Default, dispositions specifically permitted pursuant to Section 4.16 of the Indenture, (ii) until such time following the occurrence and during the continuance of a Default as such Grantor receives a notice from the Collateral Agent instructing such Grantor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as such Grantor receives a notice from the Collateral Agent pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.
4.1.6     Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted pursuant to Section 4.10 of the Indenture, provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Collateral Agent under the Collateral Documents to any Liens otherwise permitted under Section 4.10 of the Indenture.
4.1.7     Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will:

(i)	preserve its existence and corporate structure as in effect on the date hereof;

(ii)	not change its name or jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified in Exhibit “A”; and

(iv)
not (i) have any Inventory, Equipment (other than mobile Equipment such as laptop computers and PDAs that is in the possession of a Grantor’s employees or agents) or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5) at a location other than a location specified in Exhibit “A”, (ii) change its name or taxpayer identification number or (iii) change its mailing address, unless, in each such case, such Grantor shall have given the Collateral Agent not less than thirty (30) days’ prior written notice of such event or occurrence and the Collateral Agent and such Guarantor shall have taken such steps to the same extent, if any, as required by the Administrative Agent to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in the Collateral owned by such Grantor.
4.1.8     Other Financing Statements. No Grantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.4 hereof. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith other than to the same extent required in respect of the Senior Credit Facilities.
4.2.    Receivables.
4.2.1     Certain Agreements on Receivables. During the occurrence and continuation of a Default, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof. Prior to the occurrence and continuation of a Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory or the rendering of services in accordance with its present policies and in the ordinary course of business and as otherwise permitted under the Indenture.
4.2.2     Collection of Receivables. Except as otherwise provided in this Security Agreement, each Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
4.2.3     Delivery of Invoices. Each Grantor will to the same extent provided to the Administrative Agent deliver to the Collateral Agent immediately upon its request after the occurrence and during the continuance of a Default duplicate invoices with respect to each Account owned by such Grantor bearing such language of assignment as the Administrative Agent shall specify.
4.2.4     Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable owned by such Grantor exists or (ii) if, to the knowledge of such Grantor, any bona fide dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, such Grantor will disclose to the same extent provided to the Administrative Agent such fact to the Collateral Agent in writing in connection with the inspection by the Collateral Agent of any record of such Grantor relating to such Receivable and in connection with any invoice or report furnished by such Grantor to the same extent provided to the Administrative Agent to the Collateral Agent relating to such Receivable.
4.2.5     Electronic Chattel Paper. Each Grantor shall take to the extent practicable all steps required in respect of the Senior Credit Facilities to grant the Collateral Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
4.3.    Maintenance of Goods. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment owned by such Grantor in good repair, working order and saleable condition (ordinary wear and tear excepted) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
4.4.    Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Each Grantor upon delivery thereof pursuant to the Senior Credit Facilities, will deliver to the Collateral Agent a duly executed amendment to this Security Agreement, in the form of Exhibit “I” hereto (the “Amendment”), pursuant to which such Grantor will pledge the additional Collateral being pledged pursuant to the Senior Credit Facilities. Such Grantor hereby authorizes the Collateral Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.
4.5.    Uncertificated Securities and Certain Other Investment Property. Each Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. To the extent required in respect of the Senior Credit Facilities, each Grantor will use all commercially reasonable efforts, with respect to Investment Property constituting Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with the Collateral Agent substantially identical as entered into in respect of the Senior Credit Facilities.
4.6.    Stock and Other Ownership Interests.
4.6.1     Changes in Capital Structure of Issuers. Except as permitted in the Indenture, no Grantor will (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral owned by such Grantor to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing except to the extent permitted under the Indenture.

4.6.2     Issuance of Additional Securities. No Grantor will permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to such Grantor.
4.6.3     Registration of Pledged Securities and other Investment Property. Each Grantor will permit any registrable Collateral owned by such Grantor to be registered in the name of the Collateral Agent or its nominee at any time at the option of the Holders of a majority in aggregate principal amount of the outstanding Notes following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.
4.6.4     Exercise of Rights in Pledged Securities and other Investment Property. Each Grantor will permit the Collateral Agent or its nominee at any time after the continuance of a Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral.
4.7.    Deposit Accounts. Each Grantor will to the extent provided to the Administrative Agent, cause each bank or other financial institution in which it maintains (a) a Deposit Account to enter into a control agreement with the Collateral Agent, in form and substance substantially identical to the form provided to the Administrative Agent and otherwise reasonably satisfactory to the Collateral Agent or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Collateral Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing. For the avoidance of doubt, this Section 4.7 shall not apply to any Designated Cash Pool Account so long as such account qualifies as an Excluded Asset
4.8.    Letter of Credit Rights. Each Grantor will, to the extent provided to the Administrative Agent, use commercially reasonable efforts to cause each issuer of a letter of credit, to consent to the assignment of proceeds of such letter of credit in order to give the Collateral Agent Control of the Letter of Credit Rights to such letter of credit.
4.9.    Federal, State or Municipal Claims. Each Grantor will notify the Collateral Agent of any Collateral owned by such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law. Furthermore, each Grantor will execute and deliver to the Collateral Agent such documents, agreements and instruments, and will take such further actions (including, without limitation, the taking of necessary actions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.)), which are taken in respect of the Senior Credit Facilities to ensure perfection and priority of the Liens hereunder in respect of Accounts and General Intangibles owing by any government or instrumentality or agency thereof, all at the expense of the Company.
4.10.    No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.
4.11.    Insurance. In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, each Grantor shall purchase and maintain flood insurance on such Collateral (including any personal property which is located on any real property leased by such Grantor within a “Special Flood Hazard Area”). The amount of flood insurance required by this Section shall be in an amount equal to the amount required in respect of the Senior Credit Facilities.
4.12.    Intellectual Property.
4.12.1     If, after the date hereof, any Grantor obtains rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of, any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Part C of Exhibit “B”, which are all of such Grantor’s (in the case of each Foreign Grantor, such Grantor’s registered) Patents, Trademarks and Copyrights as of the date hereof, then such Grantor shall give the Collateral Agent notice thereof, as part of each compliance certificate provided to the Collateral Agent pursuant to the Indenture. Each Grantor agrees promptly to the extent required to be provided to the Administrative Agent in respect of respect of the Senior Credit Facilities to execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other document to evidence such security interest in a form appropriate for recording in the applicable federal office. Each Grantor also hereby authorizes the Collateral Agent to modify this Security Agreement unilaterally (i) by amending Part C of Exhibit “B” to include any future Patents, Trademarks and/or Copyrights of which the Collateral Agent receives notification from such Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Part C of Exhibit “B” a description of such future Patents, Trademarks and/or Copyrights.
4.12.2     As of the date hereof, no Grantor has any interest in, or title to, any Copyrights, material Licenses, Patents or Trademarks that are registered or the subject of an application for registration except as set forth in Exhibit “B”. This Agreement is effective to create a valid and continuing Lien on such Copyrights, Licenses, Patents and Trademarks and, upon filing of the Confirmatory Grant of Security Interest in Copyrights with the United States Copyright Office and filing of the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed in Exhibit “E” hereto, all action necessary or desirable to protect and perfect the security interest in, to and on each Grantor’s Patents, Trademarks or Copyrights has been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from any Grantor. No Grantor has any interest in any Copyright that is material and necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified in Exhibit “B” attached hereto which have been registered with the United States Copyright Office.
4.13.    Commercial Tort Claims. If, after the date hereof, any Grantor identifies the existence of a Commercial Tort Claim belonging to such Grantor that has arisen in the course of such Grantor’s business in addition to the Commercial Tort Claims described in Exhibit “F”, which are all of such Grantor’s Commercial Tort Claims as of the date hereof, then such Grantor shall give the Collateral Agent prompt notice thereof, but in any event not less frequently than quarterly. Each Grantor agrees promptly to the same extent required to be provided to the Administrative Agent in respect of respect of the Senior Credit Facilities to execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other document to evidence the grant of a security interest therein in favor of the Collateral Agent.

4.14.    Updating of Exhibits to Security Agreement. The Company will provide to the Collateral Agent, concurrently with the delivery of the certificate of a Financial Officer of the Company, as required by Section 4.07 of the Indenture, updated versions of the Exhibits to this Security Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Company shall indicate that there has been “no change” to the applicable Exhibit(s)).
ARTICLE V
DEFAULT
5.1.    The occurrence of any one or more of the following events shall constitute a Default:
5.1.1     Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.
5.1.2     The breach by any Grantor of any of the terms or provisions of Article IV or Article VII.
5.1.3     The breach by any Grantor (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2 hereof) of any of the terms or provisions of this Security Agreement which is not remedied within ten (10) days after the giving of written notice to such Grantor by the Collateral Agent.
5.1.4     Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1.5 or 8.8 hereof or shall be lost, stolen, damaged or destroyed.
5.1.5     The occurrence of any “Event of Default” under, and as defined in, the Indenture.
5.2.    Remedies.
5.2.1     Upon the occurrence and during the continuance of a Default, the Collateral Agent may, subject to the terms of the Intercreditor Agreements and at the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes shall, exercise any or all of the following rights and remedies to the extent not prohibited by applicable law:

(i)
Those rights and remedies provided in this Security Agreement, the Indenture, or any other Collateral Document, provided that this clause (i) shall not be understood to limit any rights or remedies available to the Collateral Agent and the Secured Parties prior to a Default.

(ii)
Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(iii)
Give notice of sole control or any other instruction under any Deposit Account Control Agreement or other control agreement with any securities intermediary and take any action therein with respect to such Collateral.

(iv)
Without notice (except as specifically provided in Section 8.1 hereof or elsewhere herein, demand or advertisement of any kind to any Grantor or any other Person) enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises of elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable.

(v)
Concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

5.2.2     The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
5.2.3     The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
5.2.4     Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment except as required by applicable law.
5.2.5     [Reserved].
5.2.6     Notwithstanding the foregoing, neither the Collateral Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
5.2.7     Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 5.2.1 above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Collateral Agent, in its discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.
5.3.    Grantors’ Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence and during the continuance of a Default, each Grantor will:
5.3.1     Assembly of Collateral. Assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent that is reasonably convenient to the Collateral Agent and the Grantor.
5.3.2     Secured Party Access. Permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.
5.4.    License. The Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit. In addition, each Grantor hereby irrevocably agrees that the Collateral Agent may, following the occurrence and during the continuance of a Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Collateral Agent may (but shall have no obligation to) finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI
WAIVERS, AMENDMENTS AND REMEDIES
No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent and each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Collateral Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto; provided that the foregoing is subject to Section 5.3 of the First/Second Lien Intercreditor Agreement. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Secured Obligations have been paid in full.
ARTICLE VII
PROCEEDS; COLLECTION OF RECEIVABLES
7.1.    [Reserved]
7.2.    [Reserved]
7.3.    Special Collateral Account. The Collateral Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over such cash collateral account. If no Default has occurred and is continuing, the Collateral Agent shall promptly deposit the collected balances in such cash collateral account into the applicable Grantor’s general operating account designated in writing by such Grantor to the Collateral Agent. If any Default has occurred and is continuing, the Collateral Agent may (and shall, at the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes), from time to time, apply the collected balances in such cash collateral account to the payment of the Secured Obligations, subject to the terms of the Intercreditor Agreements.
7.4.    Application of Proceeds. After the occurrence and during the continuance of a Default, the proceeds of the Collateral shall be applied by the Collateral Agent to payment of the Secured Obligations as provided under Section 6.13 of the Indenture.
ARTICLE VIII
GENERAL PROVISIONS
8.1.    Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Company, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
8.2.    Limitation on Collateral Agent’s and other Secured Parties’ Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which they accord similar property held for the benefit of third parties and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. Neither the Collateral Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.
8.3.    Compromises and Collection of Collateral. Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.
8.4.    Secured Party Performance of Grantor’s Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement but has failed to do so when required hereunder and such Grantor shall reimburse the Collateral Agent for any reasonable amounts paid by the Collateral Agent pursuant to this Section 8.4. Each Grantor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
8.5.    Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Collateral Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 4.1.5 hereof, to enforce payment of the Instruments, Accounts and Receivables in the name of the Collateral Agent or such Grantor, (vi) to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Article VII and (vii) subject to the terms of Section 8.4 hereof, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under the Indenture or any Collateral Document), and each Grantor agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent in connection therewith, provided that this authorization (x) shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Indenture and (y) subject to the Intercreditor

Agreements, shall only permit the Collateral Agent to take such actions that have also been taken in respect of the Senior Credit Facilities.
8.6.    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.8 or in Article VII hereof may cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and Secured Parties may have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.6 shall be specifically enforceable against the Grantors.
8.7.    Use and Possession of Certain Premises. Upon the occurrence and during the continuance of a Default, the Collateral Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations (other than Unliquidated Obligations) are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.
8.8.    Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 hereof and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5 hereof) shall be binding upon the Collateral Agent or the Secured Parties unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes.
8.9.    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
8.10.    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, hereunder.
8.11.    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12.    Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by a Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Collateral Agent for any and all reasonable out-of-pocket expenses and internal charges (including reasonable and documented attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
8.13.    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
8.14.    Termination.
(a) This Security Agreement shall continue in effect until the Liens under this Security Agreement shall have been released in accordance with the terms of the Indenture.
(b) The security interest granted in any Collateral shall be automatically released to the extent such release is required pursuant to Section 5.1 of the First/Second Lien Intercreditor Agreement.
8.15.    Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Collateral Agent relating to the Collateral.
8.16.    Governing Law; Jurisdiction; Waiver of Jury Trial.
8.16.1     THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
8.16.2     Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Collateral Document, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement or any other Collateral Document shall affect any right that the Collateral Agent or any Holder may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Collateral Document against any Grantor or its properties in the courts of any jurisdiction.

8.16.3     Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Collateral Document in any court referred to in Section 8.16.2. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
8.16.4     Each Grantor hereby irrevocably designates, appoints and empowers the service of process agent, with offices on the date hereof at 28 Liberty Street New York, NY 10005, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Collateral Agent under this Security Agreement. Each Grantor irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Grantor in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Grantor. Nothing herein will affect the right of any party hereto to serve process in any other manner permitted by law.
8.16.5     WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GRANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GRANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GRANTORS HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
8.17.    Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Collateral Agent and the Secured Parties (collectively, the “Indemnified Persons”), and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement or any other Collateral Document, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Secured Parties or any Grantor, and any claim for patent, trademark or copyright infringement); provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such liabilities, damages, penalties, suits, costs or expenses are determined by a court of competent jurisdiction by final and non-

appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person.
8.18.    Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations (other than Unliquidated Obligations), provided that, and not in contravention of the foregoing, so long as no Default or Event of Default has occurred and is continuing, such Grantor may make loans to and receive payments in the ordinary course of business with respect to such Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Security Agreement, the Indenture and the other Collateral Documents. Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Collateral Agent in those assets. No Grantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until this Security Agreement has terminated in accordance with Section 8.14. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Collateral Agent (or, subject to the Intercreditor Agreements, to the Administrative Agent or such other Person to whom delivery is required thereunder) for application on any of the Secured Obligations, due or to become due, in accordance with Article VII, until such Secured Obligations (other than Unliquidated Obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the termination of this Security Agreement in accordance with Section 8.14, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Secured Parties and shall forthwith deliver the same to the Collateral Agent (or, subject to the Intercreditor Agreements, to the Administrative Agent or such other Person to whom delivery is required thereunder), for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, in accordance with Article VII, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Secured Parties. If any such Grantor fails to make any such required endorsement or assignment to the Collateral Agent, the Collateral Agent or any of its officers or employees is irrevocably authorized to make the same. Each Grantor agrees that until the termination of this Security Agreement in accordance with Section 8.14, no Grantor will assign or transfer to any Person (other than the Collateral Agent or the Company or another Grantor) any claim any such Grantor has or may have against any Obligor.
8.19.    Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.20.    Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, e-mailed .pdf or any other electronic means (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Collateral Agent) shall be effective as delivery of a manually executed counterpart of this Security Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Security Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Collateral Agent shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.
8.21.    Intercreditor Agreements; Second Priority Nature of Liens. Notwithstanding any provision to the contrary contained herein, the terms of this Agreement, the Liens created hereby and the rights and remedies of the Collateral Agent hereunder are subject to the terms of the Intercreditor Agreements. In the event of any conflict or inconsistency between the terms of this Agreement and the Intercreditor Agreements, the terms of the Intercreditor Agreements shall govern.
Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the First/Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the First/Second Lien Intercreditor Agreement and this Agreement, the terms of the First/Second Lien Intercreditor Agreement shall govern and control.
Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations (as defined in the First/Second Lien Intercreditor Agreement), the requirements of this Agreement to deliver Pledged Collateral (as defined in the First/Second Lien Intercreditor Agreement) and any certificates, instruments or documents in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Pledged Collateral and such certificates, instruments or documents in relation thereto to the First Lien Collateral Agent (as defined in the First/Second Lien Intercreditor Agreement) as bailee for the Collateral Agent as provided in the First/Second Lien Intercreditor Agreement.
ARTICLE IX
NOTICES
9.1.    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 13.01 of the Indenture. Any notice delivered to the Company shall be deemed to have been delivered to all of the Grantors.
9.2.    Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Secured Parties may change the address for service of notice upon it by a notice in writing to the other parties in accordance with Section 13.01 of the Indenture.

ARTICLE X
THE COLLATERAL AGENT
U.S. Bank National Association has been appointed Collateral Agent for the Secured Parties hereunder pursuant to Section 11.11 of the Indenture. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Indenture, that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Section 11.11, and that in its performance hereunder, the Collateral Agent shall be afforded all rights, privileges, protections, immunities and benefits afforded to it in the Indenture. Any successor Collateral Agent appointed pursuant to Section 11.11 of the Indenture shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.
ARTICLE XI
[RESERVED]

ARTICLE XII
SWISS PROVISIONS
Definitions. For purposes of this Article XII, the term “Swiss Federal Withholding Tax” (Verrechnungssteuer) means any Taxes levied pursuant to Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vbm 13. Oktober 1965, SR 642.21), as amended from time to time.
Limitations for Cimpress Schweiz GmbH.
12.1.1 If and to the extent that the fulfillment of any guarantee, obligation, liability, indemnity or undertaking (“Obligation”) of or the realization of any security over any asset (“Charge”) granted by Cimpress Schweiz GmbH (the “Swiss Grantor”) under this Agreement would, at the time payment is due or the Charge is realized, under Swiss law and practice (inter alia, prohibiting capital repayments or restricting profit distributions) not be permitted, in particular in relation to any guarantee, obligation, undertaking, indemnity or liability of any Grantor (other than the Swiss Grantor or any of its subsidiaries) (“Up‑ and Cross‑stream Obligation”), then such Obligations, payment amounts and the use of proceeds from the realization of such Charge shall from time to time be limited to the amount permitted to be paid under Swiss law and practice then in force (“Limitation”); provided that such limited amount shall at no time be less than the Swiss Grantor's profits and reserves available for the distribution as dividends (being the balance sheet profits and any reserves available for this purpose, in each case in accordance with art. 675(2) and art. 671(1) and (2), no. 3, of the Swiss Federal Code of Obligations) at the time or times payment under or pursuant to this Agreement is requested from the Swiss Grantor.

12.1.2 If an Up‑ and Cross‑stream Obligation is subject to the Limitation, the Limitation shall not (generally or definitively) release the Swiss Grantor from the fulfillment of any Obligation or the application of proceeds from the realization of a Charge beyond the Limitation, but merely postpone the fulfillment of such Obligation or the application of proceeds from the realization of a Charge until such time as it is again permitted notwithstanding the Limitation. The Swiss Grantor shall take any action and pass any resolution (including, but not limited to, arranging for an interim audited balance sheet and holding a shareholders meeting) to enable the fulfillment of such Obligation or the application of proceeds from the realization of a Charge as soon as possible and in an amount as large as possible.
12.1.3 To the extent that the fulfilment of an Obligation or the application of proceeds from the realization of a Charge in relation to an Up‑ and Cross‑stream Obligation are subject to Swiss Federal Withholding Tax, the Swiss Grantor:

(i)	shall:

(a)
use its best endeavours to procure that the fulfillment of an Obligation or the application of proceeds from the realization of a Charge can be made without deduction of Swiss Federal Withholding Tax by discharging the liability of such tax by notification pursuant to applicable law rather than payment of the tax;

(b)
if the notification procedure pursuant to sub‑paragraph (a) above does not apply (or does only apply partially), deduct the Swiss Federal Withholding Tax at such rate (i) as in force from time to time or (ii) as provided by any applicable double tax treaties from the respective amount of any fulfillment of an Obligation or any application of proceeds from the realization of a Charge and promptly pay any such Swiss Federal Withholding Tax deducted to the Swiss Federal Tax Administration, and

(c)
notify the Collateral Agent that such notification or, as the case may be, deduction has been made, and provide the Collateral Agent with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such Swiss Federal Withholding Tax deducted has been paid to the Swiss Federal Tax Administration, and

(ii)
shall use its best endeavours to procure that any person who is entitled to a full or partial refund of the Swiss Federal Withholding Tax deducted from the respective amount of a fulfillment of an Obligation or from the application of proceeds from the realization of a Charge will promptly after such deduction:

(d)	request a refund of the Swiss Federal Withholding Tax under applicable law (domestic law and applicable double tax treaties), and

(e)	pay to the Collateral Agent upon receipt any amount so refunded to cover any outstanding part of any Obligation;

(iii)
notwithstanding anything to the contrary in this Agreement, shall not be required to gross up, indemnify or hold harmless any Secured Parties for the deduction of Swiss Federal Withholding Tax, provided that this should not in any way limit any obligations of any other Grantor under this Agreement to indemnify the Secured Parties in respect of the deduction of the Swiss Federal Withholding Tax.

12.1.4 If the fulfillment of an Obligation or the application of proceeds from the realization of a Charge in relation to Up‑ and Cross‑stream Obligations would be subject to the Limitation, then the Swiss Grantor shall, upon request of the Collateral Agent, to the extent permitted by applicable law revalue upward or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of such assets (or capitalize assets that are not shown in its balance sheet), in case of realization, however, only if such assets are not necessary for the Swiss Grantor’s business (nicht betriebsnotwendig) and do not have any negative tax consequences for the Swiss Grantor.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Grantors and the Collateral Agent have executed this Security Agreement as of the date first above written.

CIMPRESS USA INCORPORATED, as an Initial Grantor By:/s/ Sean Quinn Name: Sean Quinn Title: President

WEBS, INC.,
as an Initial Grantor

By: /s/ Sean Quinn
Name: Sean Quinn
Title: President and Treasurer

CIMPRESS USA MANUFACTURING INCORPORATED,
as an Initial Grantor

By: /s/ Bradley Hedderson
Name: Bradley Hedderson
Title: President

NATIONAL PEN CO. LLC,
as an Initial Grantor

By: /s/ Richard Obrigawitch
Name: Richard Obrigawitch
Title: Secretary, CFO/COO

NATIONAL PEN TENNESSEE LLC,
as an Initial Grantor

By: /s/ Richard Obrigawitch
Name: Richard Obrigawitch
Title: Secretary, CFO/COO

NP CORPORATE SERVICES LLC,
as an Initial Grantor

By: /s/ Richard Obrigawitch
Name: Richard Obrigawitch
Title: Secretary, CFO/COO

BUILD A SIGN, LLC,
as an Initial Grantor

By: /s/ Jonathan Chevalier
Name: Jonathan Chevalier
Title: Treasurer

VISTAPRINT CORPORATE SOLUTIONS INCORPORATED,
as an Initial Grantor

By: /s/ Jonathan Chevalier
Name: Jonathan Chevalier
Title: President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By: /s/ Thomas E. Tabor
Name: Thomas E. Tabor
Title: Vice President

1